UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________April 24, 2007_______________

Date of Report (Date of Earliest Event Reported)

Commission file number  –  2-63322

INTERNATIONAL SHIPHOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware             36-2989662

(State or other jurisdiction of

(I.R.S. Employer Identification Number)

incorporation or organization)

11 North Water Street, Suite 18290 Mobile, Alabama      36602

(Address of principal executive offices)

(Zip Code)

(251) 243-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act

 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Comensatory Arrangements of Certain Officers.

5.02 (c)  Following its 2007 Shareholder’s meeting held Tuesday, April 24, 2007, in Mobile, Alabama, International Shipholding Corporation’s Board of Directors executed its previously announced officer succession plan pursuant to which Mr. Niels M. Johnsen assumed the position of Chairman of the Board and Chief Executive Officer and Mr. Erik L. Johnsen assumed the position of President.

Mr. Niels M. Johnsen joined Central Gulf Lines, Inc. in 1970 and held various positions before being named President of the Corporation in 2003.  He has also served as Chairman of each of the Corporation’s principal subsidiaries, except Waterman Steamship Corporation for which he has served as President.

Mr. Erik L. Johnsen joined Central Gulf Lines, Inc. in 1979 and held various positions before being named Vice President in 1987.  In 1997 he was named Executive Vice President of the Corporation and President of each of the Corporation’s principal subsidiaries, except Waterman Steamship Corporation for which he has served as Executive Vice President.  Mr. Erik L. Johnsen is the cousin of Mr. Niels M. Johnsen

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada

_____________________________________________

Manuel G. Estrada

Vice President and Chief Financial Officer

Date ____April 26, 2007____

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